EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


In connection with the foregoing Registration Statement on Form S-8 to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission, we hereby consent to the incorporation by reference herein to our report dated February 16, 2001, except for Note 10 as to which date is February 23, 2001 which appears in the annual report on Form 10-K of In Store Media Systems, Inc. for the year ended December 31, 2000.



Denver, Colorado                            /s/  CAUSEY DEMGEN & MOORE INC.
January 31, 2002                            ---------------------------------
                                                 CAUSEY DEMGEN & MOORE INC.